EXHIBIT 99.1

COMBINED FINANCIAL STATEMENTS OF THE ECOLOCHEM GROUP

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

The Ecolochem Group:

      We have audited the accompanying combined balance sheets of The Ecolochem Group (the Group) as of September 30, 2003 and 2002, and the related combined statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Ecolochem Group as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Norfolk, Virginia

November 3, 2003

THE ECOLOCHEM GROUP

COMBINED BALANCE SHEETS

September 30, 2003 and 2002

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$4,074,193	5,005,656
Short-term investments	11,379,528	4,054,074
Trade accounts receivable, net	21,879,247	20,657,280
Other receivables	1,187,092	681,650
Inventories	3,436,517	3,261,592
Prepaid expenses	357,492	137,850

Total current assets	42,314,069	33,798,102

Property, plant and equipment (note 3):
Land	4,417,295	4,307,240
Buildings and improvements	25,987,078	25,488,915
Plant equipment	15,200,807	12,930,301
Processing equipment	109,059,574	104,955,313
Transportation equipment	5,635,494	6,106,876
Furniture and fixtures	4,220,260	3,711,499
Construction in progress	12,176,020	5,271,492

	176,696,528	162,771,636
Less accumulated depreciation	89,818,367	79,161,935

Net property, plant and equipment	86,878,161	83,609,701
Other assets, net	3,146,229	3,418,749

	$132,338,459	120,826,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable (note 2)	$—	800,000
Current installments of long-term debt (note 3)	2,098,967	2,296,607
Accounts payable	6,364,166	6,357,527
Accrued expenses (notes 4 and 5)	3,644,328	2,729,388

Total current liabilities	12,107,461	12,183,522
Notes payable (note 2)	4,800,000	7,200,000
Long-term debt, less current installments (note 3)	8,700,000	11,216,100
Deferred income taxes	1,438,000	1,596,000

Total liabilities	27,045,461	32,195,622

Minority interest	1,329,045	500,000

Stockholders’ equity:
Ecolochem, Inc. common stock, $1 par value. Authorized 30,000 shares; issued and outstanding 12,000 shares	12,000	12,000
Ecolochem International, Inc.:
Class A common stock, voting, no par value. Authorized 1,000 shares; issued and outstanding 100 shares	—	—
Class B common stock, nonvoting, no par value. Authorized 1,000 shares; issued and outstanding 400 shares	—	—
Moson Holdings, L.L.C.	—	—
Ecolochem S.A.R.L., $13.51 par value. Authorized 1,048 shares; issued and outstanding 1,048 shares	14,156	14,156
Additional paid-in capital	1,688,316	1,688,316
Retained earnings	101,460,859	87,033,811
Accumulated other comprehensive income (loss) (note 6)	788,622	(617,353)

Total stockholders’ equity	103,963,953	88,130,930

	$132,338,459	120,826,552

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF EARNINGS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Sales	$108,919,511	$106,894,407	$105,254,053
Cost of goods sold	58,818,466	55,752,616	57,346,141

Gross profit	50,101,045	51,141,791	47,907,912
Selling, general and administrative expenses (note 5)	24,427,174	25,386,839	21,069,098
Gain on sale of property and equipment	(151,094)	(60,372)	(764,539)

Operating income	25,824,965	25,815,324	27,603,353

Other income (expense):
Interest expense (note 4)	(539,419)	(924,415)	(1,486,950)
Interest income	173,865	188,314	226,227
Other, net (note 7)	13,218,770	492,057	403,737

	12,853,216	(244,044)	(856,986)

Earnings before income taxes	38,678,181	25,571,280	26,746,367
Income taxes	1,810,000	1,787,000	2,182,000

Net earnings	$36,868,181	$23,784,280	$24,564,367

Pro forma income data:
Earnings before income taxes	$38,678,181	$25,571,280	$26,746,367
Pro forma income taxes (unaudited)(note 8)	14,275,000	10,106,000	10,593,000

Pro forma net earnings (unaudited)	$24,403,181	$15,465,280	$16,153,367

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

Years Ended September 30, 2003, 2002 and 2001

		Ecolochem	Ecolochem					Accumulated
		International, Inc.	International, Inc.	Moson		Additional		Other	Total
	Ecolochem, Inc.	Class A	Class B	Holdings,	Ecolochem	Paid-in	Retained	Comprehensive	Stockholders’
	Common Stock	Common Stock	Common Stock	L.L.C.	S.A.R.L.	Capital	Earnings	Income (Loss)	Equity

Balance at September 30, 2000	$12,000	$—	$—	$—	$14,156	$1,688,316	$61,978,118	$(1,130,767)	$62,561,823
Net earnings	—	—	—	—	—	—	24,564,367	—	24,564,367
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	(274,389)	(274,389)
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	(117,037)	(117,037)

Comprehensive income									24,172,941

Distributions to stockholders	—	—	—	—	—	—	(10,351,506)	—	(10,351,506)

Balance at September 30, 2001	12,000	—	—	—	14,156	1,688,316	76,190,979	(1,522,193)	76,383,258
Net earnings	—	—	—	—	—	—	23,784,280	—	23,784,280
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	(124,914)	(124,914)
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	1,029,754	1,029,754

Comprehensive income									24,689,120

Distributions to stockholders	—	—	—	—	—	—	(12,941,448)	—	(12,941,448)

Balance at September 30, 2002	12,000	—	—	—	14,156	1,688,316	87,033,811	(617,353)	88,130,930
Net earnings	—	—	—	—	—	—	36,868,181	—	36,868,181
Unrealized changes in:
Cash flow hedging derivatives (note 4)	—	—	—	—	—	—	—	37,596	37,596
Cumulative foreign currency translation adjustments	—	—	—	—	—	—	—	1,368,379	1,368,379

Comprehensive income									38,274,156

Distributions to stockholders	—	—	—	—	—	—	(22,441,133)	—	(22,441,133)

Balance at September 30, 2003	$12,000	$—	$—	$—	$14,156	$1,688,316	$101,460,859	$788,622	$103,963,953

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

COMBINED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Cash flows from operating activities:
Net earnings	$36,868,181	$23,784,280	$24,564,367
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,940,405	11,850,304	10,470,337
Deferred income taxes	(158,000)	398,000	(45,000)
Gain on sale of property and equipment, net	(151,094)	(60,372)	(764,539)
Changes in assets and liabilities increasing (decreasing) cash flows from operating activities:
Trade accounts receivable, net	(1,221,967)	364,512	(6,131,813)
Other receivables	(505,442)	1,243,958	(1,688,994)
Inventories	(174,925)	1,344,619	(1,282,620)
Prepaid expenses	(219,642)	58,027	814,456
Other assets	250,803	(457,003)	(288,000)
Accounts payable	6,639	(2,833,365)	347,054
Accrued expenses	952,536	(1,411,440)	1,045,082

Net cash provided by operating activities	47,587,494	34,281,520	27,040,330

Cash flows from investing activities:
Capital expenditures	(15,359,712)	(12,774,215)	(16,727,927)
Proceeds from sale of property and equipment	323,658	407,247	1,378,334
Reductions (additions) to short-term investments, net	(7,325,454)	(2,826,495)	678,688

Net cash used in investing activities	(22,361,508)	(15,193,463)	(14,670,905)

Cash flows from financing activities:
Principal repayments on debt	(2,713,740)	(2,818,058)	(3,065,679)
Net borrowings (repayments) on notes payable	(3,200,000)	(2,950,000)	1,450,000
Minority interest contributions	829,045	500,000	—
Distributions to stockholders	(22,441,133)	(12,941,448)	(10,351,506)

Net cash used in financing activities	(27,525,828)	(18,209,506)	(11,967,185)

Changes due to exchange rate	1,368,379	1,029,754	(117,037)

Net increase (decrease) in cash	(931,463)	1,908,305	285,203
Cash at beginning of year	5,005,656	3,097,351	2,812,148

Cash at end of year	$4,074,193	$5,005,656	$3,097,351

Supplemental disclosure of cash flow information —
Cash paid during the year for:
Interest	$543,000	$933,000	$1,496,000

Income taxes	$2,244,000	$2,119,000	$2,306,000

See accompanying notes to combined financial statements.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Operations

      The Ecolochem Group (the Group) provides emergency and supplemental water treatment services and long-term outsourced industrial water treatment systems primarily to electric utilities, refineries, petro-chemical plants, and pulp and paper mills. The Group is headquartered in the United States with operations also in Mexico, United Kingdom, France, Brazil, the Philippines, Belgium, Australia and Singapore.

(b) Principles of Combination

      The combined financial statements include the accounts of Ecolochem, Inc., Ecolochem International, Inc., Moson Holdings, L.L.C., and Ecolochem S.A.R.L. (a French entity). The entities that comprise the Group are under common ownership and management. Ecolochem JV Holdings, Inc., a wholly owned subsidiary of Ecolochem, Inc., owns 50% of the partnership, Process Water Services. Process Water Services is controlled by Ecolochem, Inc.; therefore, it is consolidated with Ecolochem, Inc. All significant intercompany balances and transactions have been eliminated in consolidation and combination.

(c) Cash Equivalents

      Cash equivalents of $733,580 and $861,057 at September 30, 2003 and 2002, respectively, consist of money market funds. For purposes of the combined statement of cash flows, the Group considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d) Short-Term Investments

      Short-term investments consist primarily of investments in money market funds. The Group classifies these investments as available for sale. These investments are recorded at cost which approximates fair value.

(e) Trade Accounts Receivable

      Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management determines the allowance for doubtful accounts based on the Group’s historical write-off experience of credit losses in existing accounts receivable, the financial conditions of the customers, existing economic conditions, and the amount and age of past due accounts. The Group reviews its accounts receivable monthly for collectibility. Past due accounts are generally charged off only after all means of collection have been exhausted and the potential for recovery is considered remote. The Group does not have any off-balance-sheet credit exposure related to its customers.

(f) Inventories

      Inventories are stated at the lower of cost or market using the average cost method. Inventories consist primarily of parts used for construction projects and various supplies.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(g) Property, Plant and Equipment

      Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The Group uses the following periods for depreciation:

Buildings and improvements	7 - 40 years
Plant equipment	5 – 20 years
Processing equipment	5 – 10 years
Transportation equipment	5 – 8 years
Furniture and fixtures	3 – 10 years

(h) Other Assets

      Other assets are stated at cost less accumulated amortization. They include patents and trademarks which are amortized over their estimated useful lives using the straight-line method and bond issuance costs which are being amortized over the life of the associated debt. Other assets also include cash surrender value of officers’ life insurance policies and tax deposits with the U.S. Treasury. The tax deposits are required to enable Ecolochem, Inc. to maintain a September 30 year end for federal income tax purposes. These deposits approximated $1,621,000 and $1,744,000 at September 30, 2003 and 2002, respectively.

(i) Impairment or Disposal of Long-Lived Assets

      The Group accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Group adopted SFAS No. 144 on October 1, 2002. The adoption of SFAS No. 144 did not affect the Group’s combined financial statements.

      Prior to the adoption of SFAS No.144, the Group accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

(j) Income Taxes

      Ecolochem, Inc. and Ecolochem International, Inc. are treated as S corporations for federal and certain state income tax purposes. Moson Holdings, L.L.C. and Ecolochem S.A.R.L. are partnerships for federal and state income tax purposes. Therefore, earnings of the Group are taxable to the individual stockholders rather than to the entities. Certain states and foreign jurisdictions do not recognize S corporation status; thus, income taxes are reported and paid by Ecolochem, Inc. and Ecolochem International, Inc. to those states and foreign jurisdictions. Total foreign and state income tax expense was approximately $1,810,000, $1,787,000 and $2,182,000 for the years ended September 30, 2003, 2002 and 2001, respectively.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      Ecolochem, Inc. and Ecolochem International, Inc. file income tax returns in foreign jurisdictions as may be applicable. Deferred income taxes have been recorded for temporary differences arising in those foreign jurisdictions and relate primarily to differences in depreciation of property, plant and equipment.

(k) Foreign Currency Transactions

      The functional currency of the Group’s foreign operations is the local currency for the applicable foreign entity. These foreign currencies include the British pound, Euro, Philippines’ peso, Brazil’s real and the Australian dollar. Foreign operations were translated into U.S. dollars. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. The resulting translation adjustment is excluded from operations and included as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

(l) Derivative Instruments and Hedging Activities

      On October 1, 2000, the Group adopted SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values.

      On the date the derivative contract is entered into, the Group designates the derivative as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet. The Group also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive income (loss) until earnings are affected by the variability in cash flows of the designated hedged item.

(m) Financial Instruments

      The fair values of cash, trade accounts receivable, other receivables, accounts payable, notes payable, accrued expenses and state and foreign income taxes payable approximate their carrying values due to the short maturity of these instruments. The estimated fair values of derivative instruments are calculated based on market rates. The values represent the estimated amounts the Group would receive or pay to terminate agreements, taking into consideration current market rates and the current creditworthiness of the counterparties. The fair value of long-term debt, including the current portion, approximates the carrying value and is estimated based on rates currently offered to the Group for debt of the same remaining maturities.

(n) Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(2) Notes Payable

      The Group has a credit facility with maximum borrowings of $20,000,000, expiring October 2004, and had borrowings of $4,800,000 and $7,200,000 at September 30, 2003 and 2002, respectively. The credit facility is unsecured and accrues interest at rates based on LIBOR.

      The Group has a line of credit with maximum borrowings of $3,000,000 expiring in March 2004. At September 30, 2003, there were no borrowings on the line of credit. At September 30, 2002 there were borrowings of $800,000. This line was unsecured and accrued interest at rates based on LIBOR.

      The Group has an unsecured line of credit with a commercial bank, which allows for borrowings up to $3,000,000 at interest rates based on LIBOR. There were no amounts outstanding on the line of credit at September 30, 2003 or 2002.

      The Group obtained an unsecured term loan with a commercial bank during 2002, which allows for borrowings up to $4,000,000 at interest rates based on LIBOR. There were no amounts outstanding on the term loan at September 30, 2003 or 2002.

(3) Long-Term Debt

      Long-term debt at September 30, 2003 and 2002 consists of the following:

	2003	2002

Industrial revenue bonds maturing on October 1, 2012 with a floating monthly interest rate, secured by certain property and equipment	$3,400,000	$3,700,000
Industrial revenue bonds maturing March 1, 2014 with a floating monthly interest rate, secured by certain property and equipment	5,300,000	5,600,000
Note payable to a financial institution, payable in monthly installments of $26,250 plus interest at LIBOR plus 1.25%, with a balloon payment of $1,575,000, due May 1, 2004, secured by a building	1,798,967	1,912,707
5.75% term loan, payable in monthly installments of $166,667 plus interest through December 2003, unsecured	300,000	2,300,000

	10,798,967	13,512,707
Less current installments of long-term debt	2,098,967	2,296,607

Long-term debt, excluding current installments	$8,700,000	$11,216,100

      The Group is required to meet certain financial covenants, including minimum current ratio, minimum net worth, minimum debt service coverage, minimum funded debt, maximum total liabilities to tangible net worth ratio and minimum fixed charge ratio.

      The aggregate annual maturities of long-term debt subsequent to September 30, 2003 are as follows:

Fiscal years

2004	$2,098,967
2013 and thereafter	8,700,000

$10,798,967

      The industrial revenue bonds, maturing October 1, 2012, are secured by a building and equipment in St. Charles County, Missouri. The industrial revenue bonds, maturing March 1, 2014, are secured by a building and equipment in Chambers County, Texas.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(4) Derivative Instruments and Hedging Activities

      At September 30, 2003 and 2002, the Group had two interest rate swap agreements. The first agreement had a notional amount of approximately $3,300,000 at September 30, 2003, wherein the Group pays a 4.5% fixed rate of interest and receives LIBOR plus 1.58%. This contract is scheduled to mature in March 2012. The second agreement had a notional amount of approximately $1,700,000 at September 30, 2003, wherein the Group pays a 4.6% fixed rate of interest and receives LIBOR plus 1.25%. This contract is scheduled to mature in May 2004.

      The Group has interest rate related derivative instruments to manage its exposure on its debt instruments. The Group does not enter into derivative instruments for any purpose other than cash flow hedging purposes. That is, the Group does not speculate using derivative instruments.

      By using derivative financial instruments to hedge exposures to changes in interest rates, the Group exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Group, which creates credit risk for the Group. When the fair value of a derivative contract is negative, the Group owes the counterparty and, therefore, it does not possess credit risk. The Group minimizes the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

      The Group uses variable-rate debt to finance its operations. The debt obligations expose the Group to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Group receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt.

      Changes in the fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income (loss). These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged debt obligation in the same period in which the related interest affects earnings. For the year ended September 30, 2003, the Group reclassified approximately $47,000 into interest expense for the period. For the years ended September 30, 2002 and 2001, the Group reclassified approximately $56,000 into interest expense for each year.

      The fair values of the interest rate agreements were $361,707 and $399,303 at September 30, 2003 and 2002, respectively. As a result, the Group recorded both a liability, which is included in accrued expenses, and an unrecognized loss in accumulated other comprehensive income (loss) at September 30, 2003 and 2002.

      If interest rates remain unchanged during fiscal 2004, the Group would expect to reclassify a charge of approximately $64,000 into earnings in the next 12 months associated with the interest payments on LIBOR-based debt.

(5) Profit Sharing and 401(k) Retirement Plan

      Ecolochem, Inc. maintains a 401(k) profit sharing plan (the Plan) covering all full-time employees who have completed 12 months and 1,000 hours of service. Participants become fully vested in the Plan upon: (1) completion of six years of continuous employment; (2) permanent disability; (3) death; or (4) the termination of the Plan or permanent discontinuance of contributions by Ecolochem, Inc.

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      The Plan covers all eligible employees of Ecolochem, Inc. Each employee is eligible to make deferral contributions in the Plan after 90 days of service. Employees are eligible to participate in the matching and profit sharing portions of the Plan after completion of one year of service, as defined in the Plan. For each plan year, Ecolochem, Inc. may contribute to the Plan a matching contribution determined by the Board of Directors at its discretion. In addition, the Sponsor may choose to make separate discretionary contributions to the profit sharing component of the Plan. Contributions to the Plan amounted to $1,080,000, $1,200,000 and $1,100,000, respectively, for the years ended September 30, 2003, 2002 and 2001, and are included in selling, general and administrative expenses.

      The United Kingdom branch of Ecolochem International, Inc. maintains a defined contribution post-retirement plan covering all employees after a three-month period of full time employment. The branch’s contributory portion of the plan is available to any employee who has been employed for one year and has made a minimum employee contribution of 2% to the plan. There is no vesting requirement. The branch contributions were $77,500, $75,220 and $32,271 for the years ended September 30, 2003, 2002 and 2001, respectively.

(6) Accumulated Other Comprehensive Income (Loss)

      The components of accumulated other comprehensive income (loss) at September 30, 2003 and 2002 and are as follows:

	2003	2002

Loss on change in fair value of interest rate swaps	$(361,707)	$(399,303)
Cumulative foreign currency translation adjustments	1,150,329	(218,050)

	$788,622	$(617,353)

(7) Litigation Settlement

      In January 2003, Ecolochem, Inc. settled a patent infringement suit. The courts upheld Ecolochem, Inc.’s exclusive patent rights and Ecolochem, Inc. recovered damages. The damages recovered are included in other income on the accompanying combined statements of earnings for the year ended September 30, 2003.

(8) Income Taxes (Unaudited)

      The unaudited pro forma provision for income taxes presented on the combined statements of earnings for the years ended September 30, 2003, 2002 and 2001 represents the estimated taxes that would have been recorded had the Group been a C corporation for the years ended September 30, 2003, 2002 and 2001. The components of other comprehensive income have not been tax effected on a pro forma basis.

      The pro forma income tax expense (benefit) from earnings before income taxes for the years ended September 30, 2003, 2002 and 2001 consisted of the following:

	September 30, 2003

	Current	Deferred	Total

U.S. Federal	$10,950,000	$88,000	$11,038,000
State	1,983,000	31,000	2,014,000
Foreign	1,469,000	(246,000)	1,223,000

	$14,402,000	$(127,000)	$14,275,000

THE ECOLOCHEM GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	September 30, 2002

	Current	Deferred	Total

U.S. Federal	$5,679,000	$1,742,000	$7,421,000
State	1,055,000	182,000	1,237,000
Foreign	1,146,000	302,000	1,448,000

	$7,880,000	$2,226,000	$10,106,000

	September 30, 2001

	Current	Deferred	Total

U.S. Federal	$5,966,000	$1,427,000	$7,393,000
State	1,122,000	232,000	1,354,000
Foreign	1,890,000	(44,000)	1,846,000

	$8,978,000	$1,615,000	$10,593,000

      The pro forma income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rates of 35% to earnings before income taxes as a result of the following:

	2003	2002	2001

Computed “expected” tax expense	$13,537,000	$8,950,000	$9,361,000
Increase (decrease) in income taxes resulting from:
State income tax expense, net of federal tax	1,309,000	804,000	880,000
Foreign tax benefit	(429,000)	(168,000)	(92,000)
Nondeductible expenses (nontaxable income)	(49,000)	536,000	374,000
Change in valuation allowance	(76,000)	40,000	70,000
Other	(17,000)	(56,000)	—

Total income tax expense	$14,275,000	$10,106,000	$10,593,000